UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 23, 2012

HOKU CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	000-51458	99-0351487
(State or other jurisdiction	(Commission File Number)	(IRS Employer Identification No.)
Of incorporation)

1288 Ala Moana Blvd, Suite 220 Honolulu, Hawaii		96814
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (808) 682-7800

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.       Entry into a Material Definitive Agreement

Credit Agreement

On February 24, 2012 Hoku Corporation (“Hoku”), entered into a Credit Agreement (the “Credit Agreement”) with China Merchants Bank Co., Ltd., New York Branch (the “Lender”).  The Credit Agreement provides for a loan (the “Loan”) in an aggregate principal amount of $10 million.  The principal amount of the Loan and any unpaid interest thereon must be paid in full by February 24, 2017 or the tenth business day prior to the date on which the letters of credit expire or otherwise terminate, whichever is earlier.  Hoku may prepay the Loan, in whole or in part, at any time without penalty, provided that any such prepayment must be for a minimum of $100,000 and in multiples of $100,000 in excess thereof.

The Loan will bear interest at a per annum rate equal to the LIBOR Rate (as set forth in the Credit Agreement) for the applicable interest period plus 2.0%.  In addition, Hoku will pay an annual facility fee of 2.5% on the Loan. Hoku has also agreed to pay the Lender’s reasonable costs and expenses in connection with the preparation, negotiation and delivery of the Credit Agreement.

The Credit Agreement includes customary representations, warranties, covenants, acceleration, indemnity, and events of default provisions which may accelerate Hoku’s payment obligations under the Credit Agreement.

The Loan is secured by a standby letter of credit in Renminbi issued by China Merchants Bank Co., Ltd., Chengdu Branch which was procured by Tianwei New Energy Holdings Co., Ltd., Hoku’s parent company (“Tianwei”), in favor of the Lender and which has an aggregate drawable amount of not less than approximately $10 million.    In addition, if the dollar equivalent of the undrawn amount of the standby letter of credit is less than 105% of the outstanding amounts payable under the Credit Agreement, Hoku is required to arrange for either (a) an increase in the existing standby letter of credit or (b) the issuance of a new standby letter of credit so that the dollar equivalent of the undrawn amount of the standby letter or letters of credit is at least 105% of the outstanding amounts payable under the Credit Agreement.

The foregoing description of the Credit Agreement does not purport to be complete and is qualified in its entirety by reference to the Credit Agreement, a copy of which is attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

 Related Arrangements between Hoku and Tianwei

As previously disclosed in Hoku’s periodic reports filed with the Securities and Exchange Commission (the “SEC”), Tianwei and Hoku have been discussing what would constitute fair compensation for Tianwei for the financial services it is providing Hoku.  Tianwei has and will provide standby letters of credit to secure the Loan in reliance on an understanding with Hoku that Tianwei will receive fair compensation for providing the letters of credit.  Hoku and Tianwei are still discussing the amount and type of compensation; however Hoku believes the compensation will be in the form of a common stock warrant.

In addition, on February 24, 2012, in consideration of Tianwei’s procurement of the initial standby letter of credit and its efforts to obtain additional standby letters of credit to secure Loan under the Credit Agreement, Hoku and Hoku’s subsidiary, Hoku Materials, Inc. (“Hoku Materials”), entered into a Reimbursement Agreement with Tianwei obligating Hoku to repay Tianwei for (a) any reimbursement obligations of Tianwei arising from any draws under the standby letter of credit and (b) all interest, fees and expenses incurred by Tianwei in connection with the negotiation, execution and performance of the standby letter of credit contemplated by the Credit Agreement.  In addition, Hoku Materials is guaranteeing Hoku’s obligations to repay Tianwei, and Hoku and Hoku Materials are granting to Tianwei a security interest in all of their fixtures and personal property and all proceeds and products from such fixtures and personal property.

The foregoing description of the Reimbursement Agreement does not purport to be complete and is qualified in its entirety by reference to the Reimbursement Agreement, a copy of which is attached as Exhibit 10.2 to this Current Report on Form 8-K and incorporated herein by reference.

Item 2.03   Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 above is incorporated by reference into this Item 2.03.

Item 3.01   Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On February 23, 2012, Hoku received a letter from The NASDAQ Stock Market stating that Hoku is not in compliance with NASDAQ Listing Rule 5250(c)(1) because it did not timely file its Quarterly Report on Form 10-Q for the period ended December 31, 2011 (the “Form 10-Q”) with the SEC. The notification of non-compliance has no immediate effect on the listing or trading of the Hoku’s common stock on the NASDAQ Global Market.

As previously reported by Hoku in its Form 12b-25 filed with the SEC on February 15, 2012, the filing of the Form 10-Q was delayed because Hoku is analyzing whether the recent declines in the market price for polysilicon have impacted the carrying value of its polysilicon plant and whether the carrying value is fairly stated in accordance with generally accepted accounting principles.  If Hoku determines that its consolidated financial statements and related disclosures should reflect an impairment charge to its long-lived assets as a result of its on-going analysis of the recoverability of the carrying value of Hoku’s polysilicon plant, the impairment charge could significantly impact its consolidated financial statements for the period ended December 31, 2011 and related disclosures.

Hoku has until April 23, 2012 to submit a plan to regain compliance with respect to its delinquent periodic report and, if NASDAQ accepts Hoku’s plan, it can grant an exception of up to 180 calendar days from the Form 10-Q due date, or until August 19, 2012, to regain compliance.

Hoku issued a press release on February 29, 2012, disclosing receipt of the February 23, 2012 letter from NASDAQ. A copy of the press release is attached as Exhibit 99.1.

Item 9.01.          Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	Credit Agreement, dated February 24, 2012, between Hoku Corporation and China Merchants Bank Co., Ltd., New York Branch

10.2	Reimbursement Agreement, dated February 24, 2012, between Hoku Corporation, Hoku Materials, Inc. and Tianwei New Energy Holdings Co., Ltd.

99.1	Press Release, entitled “Hoku Corporation Receives NASDAQ Notice of Non-Compliance,” dated February 29, 2012

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: February 29, 2012

Hoku Corporation

By:	/s/ Scott Paul
Scott Paul
Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Credit Agreement, dated February 24, 2012, between Hoku Corporation and China Merchants Bank Co., Ltd., New York Branch

10.2	Reimbursement Agreement, dated February 24, 2012, between Hoku Corporation, Hoku Materials, Inc. and Tianwei New Energy Holdings Co., Ltd.

99.1	Press Release, entitled “Hoku Corporation Receives NASDAQ Notice of Non-Compliance,” dated February 29, 2012